Exhibit 99.1
Benson Hill Reports Solid Full-Year 2023 Financial Results, Strengthens Balance Sheet
•The Company fully retired its senior convertible debt in February 2024 after paying down approximately 50 percent in November 2023.
•The Company ended the year with $48.9 million in cash and marketable securities.
•Reported revenues increased 24 percent to $473.3 million.
•Reported gross profit increased $20.1 million to $23.6 million.
•Net loss from continuing operations, net of income taxes, was $111.3 million and $99.7 million for the years ended December 31, 2023, and 2022, respectively. Adjusted EBITDA loss improved more than 40 percent year-over-year.
•Management is delivering its cost-cutting goals under the expanded Liquidity Improvement Plan and accelerating progress toward an asset-light business model focused on broadacre animal feed markets.
ST. LOUIS, MO - March 14, 2024 - Benson Hill, Inc. (NYSE:BHIL, the “Company” or “Benson Hill”), an ag- tech company unlocking the natural genetic diversity of plants, today announced operating and financial results for the year ended December 31, 2023.
“2023 marked a year of significant progress and change for Benson Hill,” said Deanie Elsner, Chief Executive Officer of Benson Hill. “We successfully demonstrated our ability to deliver our financial commitments in addition to taking the necessary steps to strengthen our balance sheet. To increase focus on our competitive advantage, we shifted our business model and diversified our portfolio to penetrate new market opportunities in animal feed.”
“Benson Hill’s transformation is well underway and has been accelerated through the divestitures of our soy processing assets, the retirement of our corporate debt and cost reductions. We are now rapidly evolving to an asset-light business model designed to serve broadacre animal feed markets. As we execute on our near-term plans, we remain committed to creating a runway for growth and delivering value for shareholders,” Elsner added.
Full Year 2023 Results as Compared to the Same Period of 2022
The following financial results exclude the completed divestiture of the Fresh business on June 30, 2023. The impact of open mark-to-market timing differences on the statement of operations and reconciliation of non-GAAP financial measures can be found in the accompanying financial tables.
•Reported revenues were $473.3 million, an increase of $92.1 million, or 24 percent. Proprietary revenues were $110.0 million, an increase of 52 percent, driven by stronger operational performance at the Company’s soybean processing facilities and some proprietary soybean sales directly to third parties. Reported revenues included a $1.5 million gain from open mark-to-market timing differences.
•Gross profit was $23.6 million, an increase of $20.1 million, or 570 percent, and includes a $0.3 million gain related to open mark-to-market timing differences. Overall profitability increased in dollar and margin percentage due to a combination of operational efficiency gains at the Company’s soybean processing facilities and favorable contributions from partnership and patent sales compared to the prior year.
•Operating expenses were $128.1 million, a decrease of $0.4 million, or 0.3 percent, which include approximately $23.8 million of non-recurring costs, including an impairment of the carrying value of goodwill of $19.2 million, a gain on the sale of the Seymour, Indiana, facility of $19.0 million, an impairment loss on the Creston, Iowa, facility of $18.5 million and other items. Operating expenses, as adjusted, which exclude these non-recurring items, declined by 18 percent to $104.3 million for the year due to cost reductions realized through the Company’s expanded Liquidity Improvement Plan.
◦Selling, general and administrative expenses were $69.1 million, a decrease of $12.0 million or 15 percent.
◦R&D expenses were $40.3 million, a decrease of $7.2 million or 15 percent.
•Inclusive of open mark-to-market timing differences, net loss from continuing operations, net of income taxes, was $111.2 million, an increase in loss of $11.5 million or 12 percent. Adjusted EBITDA was a loss of $47.7 million, a decrease in loss of $33.9 million or 42 percent compared to the prior year. The improvement in Adjusted EBITDA loss in 2023 was driven by higher gross profit from operational performance improvements and reductions in operating expenses realized through the Company’s expanded Liquidity Improvement Plan.
•Cash and marketable securities of $48.7 million from continuing operations were on hand as of December 31, 2023.
Fourth Quarter 2023 Results as Compared to the Same Period of 2022
•Revenues were $116.6 million, an increase of $17.4 million, or 18 percent. The performance was driven by higher sales for both proprietary and non-proprietary soy and yellow pea products combined with favorable contributions from partnership and patent sales compared to the prior period.
•Gross profit was $7.0 million, an increase in profitability of $6.2 million, and includes an approximately $6.2 million loss due to open mark-to-market timing differences. Gross margins were approximately 11 percent when excluding open mark-to-market timing differences. The increase in gross profit is driven by favorable contributions from partnership and patent sales compared to the prior period.
•Inclusive of mark-to-market timing differences, net loss from continuing operations, net of income taxes, was $38.0 million, an increase in loss of $7.3 million or 23.7 percent. Adjusted EBITDA was a loss of $6.7 million compared to a loss of $21.8 million in the fourth quarter 2022.
Outlook
With the recent divestitures of the Seymour, Indiana, and Creston, Iowa, facilities, the Company has made significant progress in its evolution to an asset-light business model. In doing so, management expects to see a reduction in the revenue and related costs associated with those soy processing operations.
The Company is now fully focused on its competitive advantages in differentiated genetics, technology, and research and development to deliver revenues across the value chain by securing licensing agreements and partnerships that are expected to be more profitable and capital efficient.
“Benson Hill finished 2023 on track and delivered on our projected financial commitments for the year,” said Dean Freeman, Chief Financial Officer of Benson Hill. “2024 will be a year of transition. We believe the steps we have taken to reduce costs and pay down debt will position the Company to successfully execute on its strategic plans in 2024.”
Webcast
A webcast of the conference call will begin at 8:30 a.m. ET today. The link to participate is available on the Investor Relations page of the Company’s website.
About Benson Hill
Benson Hill moves food forward with the CropOS® platform, a cutting-edge innovation engine that combines data science and machine learning with biology and genetics. Benson Hill empowers innovators to unlock nature’s genetic diversity from plant to plate, with the purpose of creating nutritious, great-tasting food, feed and ingredient options that are both widely accessible and sustainable. More information can be found at bensonhill.com or on X, formerly known as Twitter, at @bensonhillinc.
Use of Non-GAAP Financial Measures
In this press release, the Company includes references to non-GAAP performance measures. The Company uses these non-GAAP financial measures to facilitate management’s financial and operational decision-making, including evaluation of the Company’s historical operating results. The Company’s management believes these non-GAAP measures are useful in evaluating the Company’s operating performance and are similar measures reported by publicly listed U.S. competitors, and regularly used by securities analysts, institutional investors, and other interested parties in analyzing operating performance and prospects. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting the Company’s business. By referencing these non-GAAP measures, the Company’s management intends to provide investors with a meaningful, consistent comparison of the Company’s performance for the periods presented. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. The Company’s definition of these non-GAAP measures may differ from similarly titled measures of performance used by other companies in other industries or within the same industry. In addition, the Company has and may in the future modify how it calculates non-GAAP performance measures. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety.
Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this press release.
Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance and may be identified by words such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” or similar words. These forward-looking statements are based upon assumptions made by the Company as of the date hereof and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements include, among other things, statements regarding the Company’s progress toward an asset-light business model, and the anticipated pace of such transition; statements regarding the Company’s cost-cutting measures under its Liquidity Improvement Plan and other cost-saving measures, actions to implement such plan, and the anticipated benefits of and timeline to implement such plans; statements regarding strategic partnership and licensing opportunities; statements regarding anticipated liquidity and runway for growth; expectations regarding the sources of expected consolidated revenue; statements regarding delivering value for shareholders; expectations regarding additional business transitions in 2024 and beyond; expectations regarding the Company’s ongoing ability to generate revenue; statements regarding the Company’s current expectations and assumptions regarding the industries and markets in which it operates, including its transition to an asset-light business model to serve broadacre animal feed markets; projections of market opportunity, including the animal feed market; expectations regarding the Company’s ability to serve a broadacre strategy through partnerships and licensing; expectations regarding macro-economic trends and the Company’s anticipated responses to macroeconomic changes; the Company’s ability to identify and evaluate its strategic alternatives and effect potential strategic opportunities in ways that maximize shareholder value; expectations regarding the Company’s ability to continue as a going concern; statements regarding execution of the Company’s business plan, the strategic review of the Company’s business, and the Company’s executive leadership transition; expectations regarding the unwinding of mark-to-market timing differences and the Company’s assessment of its futures contracts; any financial or other information based upon or otherwise incorporating judgments or estimates relating to future performance, events or expectations; expectations regarding the Company’s hedging and other risk management strategies, including expectations about future sales and purchases that relate to the Company’s mark-to-market adjustments and the fair valuation of futures contracts; statements regarding the Company’s strategies, positioning, resources, capabilities, and expectations for future performance; estimates and forecasts of financial and other performance metrics; the Company’s outlook, and financial and other guidance; and management’s strategy and plans for growth, including those intended to lower the cost of capital, increase return on capital and reduce costs. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: risks associated with the Company’s ability to generally execute on its business strategy, including its transition to an asset-light business model to serve broadacre animal feed markets in a timely manner with sufficient liquidity; risks relating to acreage acquisition; risks associated with developing and maintaining partnering and licensing relationships in an asset-light business model, and maintaining relationships with customers and suppliers; the risk that the Company will not realize the anticipated benefits of the divestiture of its soy processing facilities; risks associated with the loss of revenues from such facilities; risks associated with growing and managing capital resources; risks associated with changing industry conditions and consumer preferences; risks associated with the Company’s cost-cutting measures under its expanded Liquidity Improvement Plan and other cost saving measures, including potentially adverse impacts on the Company’s business and prospects even if such plans are successful; the risk that the Company’s actions relating to cost-cutting measures under its expanded Liquidity Improvement Plan and other cost saving measures may be insufficient to achieve the objectives of such plans; liquidity and other risks relating to the Company’s ability to continue as a going concern; risks associated with the Company’s ability to grow and achieve growth profitably, including continued access to the capital resources necessary for growth; risks relating to the Company’s plans to sell certain assets; risks relating to the failure to raise additional financing to satisfy the Company’s cash needs; risks associated with the Company’s execution of its executive leadership transition, including, among others, risks relating to maintaining key employee, customer, partner and supplier relationships; risks relating to the Company’s exploration of strategic alternatives; risks relating to the Company’s hedging and other risk management strategies, including expectations about future sales and purchases that relate to the Company’s mark-to-market adjustments and the fair valuation of futures contracts; risks associated with the effects of global and regional economic, agricultural, financial and commodities market, political, social and health conditions; the effectiveness of the Company’s risk management strategies; and other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in our filings with the SEC, which are available on the SEC’s website at www.sec.gov. The Company can make no assurances that it will be able to raise additional equity or debt financing, improve its liquidity position, or continue as a going concern. Forward-looking statements are also subject to the risks and other issues described above under “Use of Non-GAAP Financial Measures,” which could cause actual results to differ materially from current expectations included in the Company’s forward-looking statements included in this press release. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward looking statements will be achieved. There may be additional risks about which the Company is presently unaware or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company expressly disclaims any duty to update these forward-looking statements, except as otherwise required by law.
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Contacts
Investors: Tana Murphy: (314) 579-3184 / investors@bensonhill.com
Media: Christi Dixon: (636) 359-0797 / cdixon@bensonhill.com

Benson Hill, Inc.
Material Items Included in Consolidated Revenues and Cost of Sales
(In Thousands USD)
Currently, the Company does not seek cash flow hedge accounting treatment for its derivative financial instruments and thus changes in fair value are reflected in current earnings.
Mark-to-market timing difference comprises the estimated net temporary impact resulting from unrealized period-end gains/losses associated with the fair valuation of futures contracts associated with the Company’s committed future operating capacity. These mark-to-market timing differences are not indicative of the Company’s operating performance.
The Company recorded the fair value of acquired sales and purchase contracts in the acquisition of the Company’s Creston, Iowa location, which are amortized, not marked-to-market, to revenues and cost of sales to the physical contracts.
The table below summarizes the pre-tax gains and losses related to derivatives and contract assets and liabilities:

	Fiscal Year 2023

		Open Mark-to-Market Timing Differences
	2023 Reported (Unaudited)	Q1 Impact	Q2 Impact	Q3 Impact	Q4 Impact	2023 Excluding Impact
Revenues	$473,336	$6,725	$(275)	$(131)	$(4,784)	$471,801
Gross profit	$23,626	$5,229	$(3,110)	$4,298	$(6,167)	$23,376
Total operating expenses	$128,110	$—	$—	$—	$—	$128,110
Net loss from continuing operations	$(111,247)	$5,229	$(3,110)	$4,298	$(6,167)	$(111,497)
Adjusted EBITDA	$(47,715)	$5,229	$(3,110)	$4,298	$(6,167)	$(47,965)
•2023: The net temporary unrealized period-end loss on revenues and cost of sales was $1.5 million and $0.3 million, respectively. Management expects the open mark-to-market timing differences to unwind in the coming months.
•See Adjusted EBITDA reconciliation on page 12.

Benson Hill, Inc.
Consolidated Balance Sheets (Unaudited)
(In Thousands USD)

	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$15,828	$25,053
Restricted cash	—	17,912
Marketable securities	32,852	132,121
Accounts receivable, net	33,222	28,591
Inventories, net	25,500	62,110
Prepaid expenses and other current assets	10,915	11,434
Current assets of discontinued operations	601	23,507
Total current assets	118,918	300,728
Property and equipment, net	79,043	99,759
Finance lease right-of-use assets, net	59,245	66,533
Operating lease right-of-use assets	2,934	1,660
Goodwill and intangible assets, net	5,226	27,377
Other assets	9,398	4,863
Total assets	$274,764	$500,920

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$17,132	$36,717
Finance lease liabilities, current portion	3,705	3,318
Operating lease liabilities, current portion	1,489	364
Long-term debt, current portion	55,201	2,242
Accrued expenses and other current liabilities	23,837	33,435
Current liabilities of discontinued operations	559	16,441
Total current liabilities	101,923	92,517
Long-term debt, less current portion	5,250	103,991
Operating lease liabilities, less current portion	6,503	1,291
Finance lease liabilities, less current portion	73,682	76,431
Warrant liabilities	1,186	24,285
Conversion option liabilities	5	8,091
Deferred income taxes	—	283
Other non-current liabilities	172	129
Total liabilities	188,721	307,018
Stockholders’ equity:
Common stock, $0.0001 par value, 440,000 and 440,000 shares authorized; 208,395 and 206,668 shares issued and outstanding as of December 31, 2023 and 2022, respectively	21	21
Additional paid-in capital	611,477	609,450
Accumulated deficit	(523,786)	(408,474)
Accumulated other comprehensive loss	(1,669)	(7,095)
Total stockholders’ equity	86,043	193,902
Total liabilities and stockholders’ equity	$274,764	$500,920

Benson Hill, Inc.
Consolidated Statements of Operations (Unaudited)
(In Thousands USD, Except Per Share Information)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenues	$116,589	$99,180	$473,336	$381,233
Cost of sales	109,593	98,391	449,710	377,706
Gross profit	6,996	789	23,626	3,527
Operating expenses:
Research and development	6,790	11,761	40,270	47,500
Selling, general and administrative expenses	24,171	21,586	69,063	81,034
Impairment of goodwill	—	—	19,226	—
Gain on sale of Seymour facility	(18,970)	—	(18,970)	—
Impairment loss on Creston facility	18,521	—	18,521	—
Total operating expenses	30,512	33,347	128,110	128,534
Loss from operations	(23,516)	(32,558)	(104,484)	(125,007)
Other (income) expense:
Interest expense, net	14,639	5,414	35,064	21,444
Change in fair value of warrants and conversion options	(523)	(7,387)	(31,184)	(49,063)
Other expense, net	487	149	3,075	2,253
Total other (income) expense, net	14,603	(1,824)	6,955	(25,366)
Net loss from continuing operations before income tax	(38,119)	(30,734)	(111,439)	(99,641)
Income tax (benefit) expense	(75)	29	(192)	59
Net loss from continuing operations, net of tax	(38,044)	(30,763)	(111,247)	(99,700)
Net (income) loss from discontinued operations, net of tax	197	(22,843)	(4,065)	(28,205)
Net loss	$(37,847)	$(53,606)	$(115,312)	$(127,905)

Net loss per common share:
Basic and diluted net loss per common share from continuing operations	$(0.20)	$(0.17)	$(0.59)	$(0.55)
Basic and diluted net loss from discontinued operations	$—	$(0.12)	$(0.02)	$(0.16)
Basic and diluted net loss per common share	$(0.20)	$(0.29)	$(0.61)	$(0.71)
Weighted average shares outstanding:
Basic and diluted weighted average shares outstanding	188,625	186,787	187,927	179,867

Benson Hill, Inc.
Consolidated Statements of Comprehensive Loss (Unaudited)
(In Thousands USD)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net loss attributable to common stockholders	$(37,847)	$(53,606)	$(115,312)	$(127,905)
Other comprehensive income (loss):
Foreign currency translation adjustment	—	37	—	(9)
Change in fair value of available-for-sale marketable securities, net of deferred taxes	1,493	1,803	5,426	(5,983)
Total other comprehensive income (loss)	1,493	1,840	5,426	(5,992)
Total comprehensive loss	$(36,354)	$(51,766)	$(109,886)	$(133,897)

Benson Hill, Inc.
Consolidated Statements of Cash Flows (Unaudited)
(In Thousands USD)

	Year Ended December 31,
	2023	2022
Operating activities
Net loss	$(115,312)	$(127,905)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	21,610	22,836
Share-based compensation expense	1,466	19,520
Bad debt expense	(6)	863
Change in fair value of warrants and conversion options	(31,184)	(49,063)
Accretion and amortization related to financing activities	17,344	9,279
Amortization of premiums related to marketable securities	591	2,450
Realized losses on sale of marketable securities	3,573	2,305
Loss on divestiture of discontinued operations	172	10,246
Impairment	37,747	11,579
Gain on sale of Seymour facility	(18,970)	—
Other	2,300	4,579
Changes in operating assets and liabilities:
Accounts receivable	1,047	(3,070)
Inventories	47,864	(4,663)
Other assets and other liabilities	73	6,542
Accounts payable	(30,649)	(5,313)
Accrued expenses	(10,797)	6,419
Net cash used in operating activities	(73,131)	(93,396)
Investing activities
Purchases of marketable securities	(111,241)	(372,170)
Proceeds from maturities of marketable securities	82,067	139,063
Proceeds from sales of marketable securities	128,994	193,250
Proceeds from sale of a plant	25,868	—
Payments for acquisitions of property and equipment	(11,760)	(16,486)
Payments made in connection with business acquisitions	—	(1,034)
Proceeds from divestitures of discontinued operations	2,378	17,131
Proceeds from an insurance claim from a prior business acquisition	1,533	—
Other	192	—
Net cash used in investing activities	118,031	(40,246)
Financing activities
Net contributions from Merger, at-the-market offering and PIPE financing, net of transaction costs of $34,940 for 2022	—	81,109
Principal payments on debt	(63,823)	(7,288)
Proceeds from issuance of debt	(2,496)	23,540
Borrowing under revolving line of credit	—	19,774
Repayments under revolving line of credit	—	(19,821)
Repayments of financing lease obligations	(6,126)	(1,630)
Proceeds from the exercise of stock options and warrants	305	2,325
Net cash provided by financing activities	(72,140)	98,009
Effect of exchange rate changes on cash	—	(9)
Net decrease in cash, cash equivalents and restricted cash	(27,240)	(35,642)
Cash, cash equivalents and restricted cash, beginning of year	43,321	78,963
Cash, cash equivalents and restricted cash, end of year	$16,081	$43,321

Supplemental disclosure of cash flow information
Cash paid for taxes	$11	$57
Cash paid for interest	$18,991	$14,398
Supplemental disclosure of non-cash activities
Purchases of property and equipment included in accounts payable and accrued expenses and other current liabilities	$1,468	$3,058
Financing leases	$4,703	$806

Benson Hill, Inc.
Non-GAAP Reconciliation
(in Thousands USD)
This press release contains financial measures not derived in accordance with generally accepted accounting principles (“GAAP”). Reconciliations to the most comparable GAAP measures are provided below. The Company defines Adjusted EBITDA as net loss from continuing operations excluding income taxes, interest, depreciation, amortization, stock-based compensation, changes in fair value of warrants and conversion options, realized (gains) losses on marketable securities, goodwill, and long-lived asset impairment, restructuring-related costs (including severance costs) and the impact of significant non-recurring items. The Company defines free cash flow as net cash used in (provided by) operating activities minus capital expenditures. The Company defines operating expenses, as adjusted as operating expenses excluding expenses incurred in relation to the transition to an asset-light business model and significant non-recurring items.
Adjustments to reconcile net loss from our continuing operations to Adjusted EBITDA:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2023	2022	2023	2022
Net loss from continuing operations, net of income taxes	$(38,044)	$(30,763)	$(111,247)	$(99,700)
Interest expense, net	14,639	5,414	35,064	21,444
Income tax (benefit) expense	(75)	29	(192)	59
Depreciation and amortization	5,554	5,521	21,610	20,513
Stock-based compensation	1,813	3,749	1,421	19,520
Changes in fair value of warrants and conversion option	(523)	(7,387)	(31,184)	(49,063)
Impairment of goodwill	—	—	19,226	—
Gain on sale of Seymour facility	(18,970)	—	(18,970)	—
Impairment loss on Creston facility	18,521	—	18,521	—
Severance	2,188	202	4,019	676
Exit costs related to divestiture of Seymour facility	4,262	—	4,262	—
Expenses related to business transition	3,967	—	4,696	—
Other	(67)	1,417	5,059	4,906
Total Adjusted EBITDA	$(6,734)	$(21,818)	$(47,715)	$(81,645)

Benson Hill, Inc.
Non-GAAP Reconciliation
(in Thousands USD)
Adjustments to reconcile net loss from our continuing operations to free cash flow loss:

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net loss from continuing operations, net of income taxes	$(38,044)	$(30,763)	$(111,247)	$(99,700)
Depreciation and amortization	5,554	5,521	21,610	20,513
Share-based compensation expense	1,813	3,749	1,421	19,520
Change in fair value of warrants and conversion options	(523)	(7,387)	(31,184)	(49,063)
Accretion and amortization related to financing activities	10,720	798	17,344	9,279
Gain on sale of Seymour facility	(18,970)	—	(18,970)	—
Impairment	18,521	—	37,747	—
Change in working capital	19,395	(4,561)	(397)	(2,969)
Other	2,020	2,929	7,983	8,946
Net cash used in operating activities	486	(29,714)	(75,693)	(93,474)
Payments for acquisitions of property and equipment	(1,633)	504	(11,760)	(6,983)
Free cash flow loss	$(1,147)	$(29,210)	$(87,453)	$(100,457)

Benson Hill, Inc.
Non-GAAP Reconciliation
(in Thousands USD)
Adjustments to reconcile operating expenses to operating expenses, as adjusted:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2023	2022	2023	2022
Operating expenses	$30,512	$33,347	$128,110	$128,534
Stock-based compensation reversal	120	—	7,920	—
Impairment of goodwill	—	—	(19,226)	—
Gain on sale of Seymour facility	18,970	—	18,970	—
Impairment loss on Creston facility	(18,521)	—	(18,521)	—
Exit costs related to divestiture of Seymour facility	(4,262)	—	(4,262)	—
Expenses related to business transition	(638)	—	(4,696)	—
Severance	(2,188)	(676)	(4,019)	(676)
Operating expenses, as adjusted	$23,993	$32,671	$104,276	$127,858